Citigroup Inc.	April 30, 2013 Medium-Term Senior Notes, Series H Pricing Supplement No. 2013—CMTNH0083 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-172562
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016
Trigger Performance Leveraged Upside SecuritiesSM

Overview
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The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc.  Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity.  Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the basket described below from its initial basket level to its final basket level.  The basket is composed of companies that are involved in the production, refining or transportation of North American oil and/or natural gas or are significant commercial users of North American oil and/or natural gas.

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The securities offer leveraged exposure to a limited range of potential appreciation of the basket and a contingent buffer against a limited range of potential depreciation of the basket as described below.  In exchange, investors in the securities must be willing to forgo (i) any appreciation in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the shares that compose the basket.  Investors in the securities must also be willing to accept full downside exposure to the basket, with no buffer, if the basket depreciates by more than 25%.  If the final basket level is less than the trigger basket level, you will lose 1% of the stated principal amount of your securities for every 1% by which the final basket level is less than the initial basket level.  There is no minimum payment at maturity.

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In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we default on our obligations.

KEY TERMS
Basket:	Basket Component	Weighting	Initial Share Price*	Multiplier**
	Shares of common stock of LyondellBasell Industries N.V.	10.00%	$60.70	0.1647
	Shares of common stock of CF Industries Holdings, Inc.	10.00%	$186.51	0.0536
	Shares of common stock of Schlumberger N.V. (Schlumberger Limited)	10.00%	$74.43	0.1344
	Shares of common stock of EOG Resources, Inc.	10.00%	$121.16	0.0825
	Shares of common stock of Hess Corporation	10.00%	$72.18	0.1385
	Shares of common stock of Marathon Petroleum Corporation	10.00%	$78.36	0.1276
	Shares of common stock of Occidental Petroleum Corporation	10.00%	$89.26	0.1120
	Shares of common stock of Phillips 66	10.00%	$60.95	0.1641
	Shares of common stock of Valero Energy Corporation	10.00%	$40.32	0.2480
	Shares of common stock of Halliburton Company	10.00%	$42.77	0.2338
* The initial share price for each basket component is the closing price of that basket component on the pricing date.
** The multiplier for each basket component was determined as follows: (initial basket level × weighting) / initial share price.  The multiplier for each basket component is subject to limited dilution and reorganization adjustments as described in the accompanying product supplement.

Aggregate principal amount:	$2,331,000
Stated principal amount:	$10 per security
Pricing date:	April 30, 2013
Issue date:	May 3, 2013
Valuation date:	April 29, 2016, subject to postponement if such date is not a scheduled trading day for a basket component or if certain market disruption events occur with respect to a basket component
Maturity date:	May 4, 2016
Payment at maturity:
For each $10 security you hold at maturity:
▪     If the final basket level is greater than or equal to the initial basket level:
$10 + the leveraged return amount, subject to the maximum return at maturity
▪     If the final basket level is less than the initial basket level but greater than or equal to the trigger basket level:
$10
▪     If the final basket level is less than the trigger basket level:
$10 × the basket performance factor
If the final basket level is less than the trigger basket level, your payment at maturity will be less, and possibly significantly less, than $7.50 per security.  You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion and up to all of your investment.

Initial basket level:	100, which is the sum of the products of each basket component’s initial share price and its multiplier
Final basket level:
The closing level of the basket on the valuation date.  The closing level of the basket on any date is equal to the sum of the products of each basket component’s closing price on that date and its multiplier.

Leveraged return amount:	$10 × basket percent increase × leverage factor
Basket percent increase:	(final basket level – initial basket level) / initial basket level
Leverage factor:	150%
Maximum return at maturity:	41%. Because of the maximum return at maturity, the payment at maturity will not exceed $14.10 per security.
Basket performance factor:	final basket level / initial basket level
Trigger basket level:	75, which is 75% of the initial basket level
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	173095639 / US1730956398
Underwriter:	Citigroup Global Markets Inc., an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Price to public	Underwriting fee(1)	Proceeds to issuer
Per security:	$10.00	$0.30	$9.70
Total:	$2,331,000	$69,930	$2,261,070
(1) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement.  In addition to the underwriting fee, Citigroup Global Markets Inc. and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-02 dated December 27, 2012    Prospectus Supplement dated December 20, 2012 and Prospectus dated May 12, 2011

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity or, in the case of a delisting of any of the basket components, could give us the right to call the securities prior to maturity. These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting of Company Shares,” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Adjustment of the multiplier.  The multiplier for each basket component is subject to adjustment upon the occurrence of any of the events described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” with respect to that basket component.

Postponement of the valuation date.  If the valuation date is postponed for a reason that affects less than all of the basket components, the final basket level will be calculated based on (i) for each unaffected basket component, its closing price on the originally scheduled valuation date and (ii) for each affected basket component, its closing price on the valuation date as postponed.  See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial basket level to the final basket level.

Investors in the securities will not receive any dividends on the shares that compose the basket. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

April 2013	PS-2

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

Your actual payment at maturity per security will depend on the actual final basket level, which will in turn depend on the actual closing price of each basket component on the valuation date.  The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.  Hypothetical values in the examples have been rounded for ease of analysis.

Example 1—Upside Scenario A. The hypothetical final basket level is 105.00 (a 5% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Initial Share Price	Hypothetical Closing Price on Valuation Date	Hypothetical Basket Component Performance	Multiplier	Product of Hypothetical Closing Price on Valuation Date and Multiplier
LyondellBasell Industries N.V.	$60.70	$66.77	10.00%	0.1647	11.00
CF Industries Holdings, Inc.	$186.51	$195.84	5.00%	0.0536	10.50
Schlumberger N.V. (Schlumberger Limited)	$74.43	$59.54	-20.00%	0.1344	8.00
EOG Resources, Inc.	$121.16	$151.45	25.00%	0.0825	12.50
Hess Corporation	$72.18	$50.53	-30.00%	0.1385	7.00
Marathon Petroleum Corporation	$78.36	$47.02	-40.00%	0.1276	6.00
Occidental Petroleum Corporation	$89.26	$116.04	30.00%	0.1120	13.00
Phillips 66	$60.95	$91.43	50.00%	0.1641	15.00
Valero Energy Corporation	$40.32	$50.40	25.00%	0.2480	12.50
Halliburton Company	$42.77	$40.63	-5.00%	0.2338	9.50
Hypothetical Final Basket Level:					105.00
Percentage Change from Initial Basket Level to Hypothetical Final Basket Level:					5.00%

Payment at maturity per security	=	$10 + leveraged return amount, subject to the maximum return at maturity

=	$10 + ($10 × 5.00% × 150%), subject to the maximum return at maturity

=       $10 + ($10 × 7.50%), subject to the maximum return at maturity

=       $10 + $0.75

=       $10.75

Because the basket appreciated from its initial basket level to its hypothetical final basket level and the hypothetical total return at maturity per security based on the leveraged return amount would be less than the maximum return at maturity of 41.00%, your payment at maturity in this scenario would be equal to the stated principal amount plus the leveraged return amount, or $10.75 per security.  In this scenario, the decline in the closing price of four of the ten basket components significantly offset the appreciation in the other six basket components.

Example 2—Upside Scenario B. The hypothetical final basket level is 150.00 (a 50% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Initial Share Price	Hypothetical Closing Price on Valuation Date	Hypothetical Basket Component Performance	Multiplier	Product of Hypothetical Closing Price on Valuation Date and Multiplier
LyondellBasell Industries N.V.	$60.70	$88.02	45.00%	0.1647	14.50
CF Industries Holdings, Inc.	$186.51	$261.11	40.00%	0.0536	14.00
Schlumberger N.V. (Schlumberger Limited)	$74.43	$119.09	60.00%	0.1344	16.00
EOG Resources, Inc.	$121.16	$205.97	70.00%	0.0825	17.00
Hess Corporation	$72.18	$108.27	50.00%	0.1385	15.00
Marathon Petroleum Corporation	$78.36	$109.70	40.00%	0.1276	14.00
Occidental Petroleum	$89.26	$98.19	10.00%	0.1120	11.00

April 2013	PS-3

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

Corporation
Phillips 66	$60.95	$109.71	80.00%	0.1641	18.00
Valero Energy Corporation	$40.32	$70.56	75.00%	0.2480	17.50
Halliburton Company	$42.77	$55.60	30.00%	0.2338	13.00
Hypothetical Final Basket Level:					150.00
Percentage Change from Initial Basket Level to Hypothetical Final Basket Level:					50.00%

Payment at maturity per security	=	$10 + leveraged return amount, subject to the maximum return at maturity

=	$10 + ($10 × 50.00% × 150%), subject to the maximum return at maturity

=       $10 + ($10 × 75.00%), subject to the maximum return at maturity

=       $10 + $7.50, subject to the maximum return at maturity

=       $14.10

Because the basket appreciated from its initial basket level to its hypothetical final basket level and the hypothetical total return at maturity per security based on the leveraged return amount would be greater than the maximum return at maturity of 41.00%, your payment at maturity in this scenario would be limited to the maximum payment at maturity of $14.10 per security.  In this scenario, the securities would underperform a direct investment in the basket components.

Example 3—Par Scenario. The hypothetical final basket level is 80.00 (a 20% decrease from the initial basket level), which is less than the initial basket level but greater than the trigger basket level.

Basket Component	Initial Share Price	Hypothetical Closing Price on Valuation Date	Hypothetical Basket Component Performance	Multiplier	Product of Hypothetical Closing Price on Valuation Date and Multiplier
LyondellBasell Industries N.V.	$60.70	$30.35	-50.00%	0.1647	5.00
CF Industries Holdings, Inc.	$186.51	$223.81	20.00%	0.0536	12.00
Schlumberger N.V. (Schlumberger Limited)	$74.43	$33.49	-55.00%	0.1344	4.50
EOG Resources, Inc.	$121.16	$127.22	5.00%	0.0825	10.50
Hess Corporation	$72.18	$36.09	-50.00%	0.1385	5.00
Marathon Petroleum Corporation	$78.36	$86.20	10.00%	0.1276	11.00
Occidental Petroleum Corporation	$89.26	$35.70	-60.00%	0.1120	4.00
Phillips 66	$60.95	$42.67	-30.00%	0.1641	7.00
Valero Energy Corporation	$40.32	$44.35	10.00%	0.2480	11.00
Halliburton Company	$42.77	$42.77	0.00%	0.2338	10.00
Hypothetical Final Basket Level:					80.00
Percentage Change from Initial Basket Level to Hypothetical Final Basket Level:					-20.00%

Payment at maturity per security	=	$10

Because the hypothetical final basket level did not depreciate from the initial basket level by more than 25%, your payment at maturity in this scenario would be equal to the $10 stated principal amount per security. In this scenario, the significant decline in the closing price of five of the ten basket components more than offset the appreciation in the other five basket components.

Example 4—Downside Scenario. The hypothetical final basket level is 30.00 (a 70% decrease from the initial basket level), which is less than the trigger basket level.

Basket Component	Initial Share Price	Hypothetical Closing Price on Valuation Date	Hypothetical Basket Component Performance	Multiplier	Product of Hypothetical Closing Price on Valuation Date and Multiplier
LyondellBasell Industries N.V.	$60.70	$0.00	-100.00%	0.1647	0.00

April 2013	PS-4

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

CF Industries Holdings, Inc.	$186.51	$55.95	-70.00%	0.0536	3.00
Schlumberger N.V. (Schlumberger Limited)	$74.43	$37.22	-50.00%	0.1344	5.00
EOG Resources, Inc.	$121.16	$60.58	-50.00%	0.0825	5.00
Hess Corporation	$72.18	$50.53	-30.00%	0.1385	7.00
Marathon Petroleum Corporation	$78.36	$15.67	-80.00%	0.1276	2.00
Occidental Petroleum Corporation	$89.26	$17.85	-80.00%	0.1120	2.00
Phillips 66	$60.95	$0.00	-100.00%	0.1641	0.00
Valero Energy Corporation	$40.32	$20.16	-50.00%	0.2480	5.00
Halliburton Company	$42.77	$4.28	-90.00%	0.2338	1.00
Hypothetical Final Basket Level:					30.00
Percentage Change from Initial Basket Level to Hypothetical Final Basket Level:					-70.00%

Payment at maturity per security	=	$10 × basket performance factor

=	$10 × (30 / 100)

=       $10 × .30

=       $3.00

Because the basket depreciated from its initial basket level to its hypothetical final basket level by more than 25%, you would have 1-to-1 exposure to the negative performance of the basket, with no buffer, and would receive less than the stated principal amount at maturity.  In this scenario, each of the ten basket components experiences significant depreciation.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the basket components.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement.  You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

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You may lose some or all of your investment.  Unlike conventional debt securities, the securities do not provide for the repayment of a fixed amount of principal at maturity.  Instead, your payment at maturity will depend on the performance of the basket.  If the final basket level is less than the trigger basket level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level.  There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

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The securities do not pay interest.  Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity.  You should not invest in the securities if you seek current income during the term of the securities.

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Your potential return on the securities is limited.  Your potential total return on the securities at maturity is limited by the maximum return at maturity of 41%, which is equivalent to a maximum payment at maturity of $14.10 per security. Because the leverage factor provides 150% exposure to any positive performance of the basket, any increase in the final basket level over the initial basket level by more than approximately 27.33% will not increase your return on the securities and will progressively reduce the effective amount of leverage provided by the securities.  As a result of the maximum return at maturity, the return on an investment in the securities may be less than the return on a direct investment in the basket components.

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Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the basket components. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.

April 2013	PS-5

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

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The trigger feature of the securities exposes you to particular risks.  If the final basket level is less than the trigger basket level, the contingent buffer against a limited range of potential depreciation of the basket offered by the securities will not apply and you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level.  Unlike securities with a non-contingent buffer feature, the securities offer no protection at all if the final basket level is less than the trigger basket level.  As a result, you may lose your entire investment in the securities.

■	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive any payments that become due under the securities.

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The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity.  The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities.

Citigroup Global Markets Inc. intends to make a secondary market in relation to the securities and to provide an indicative bid price on a daily basis. Any indicative bid prices provided by Citigroup Global Markets Inc. shall be determined in Citigroup Global Markets Inc.’s sole discretion, taking into account prevailing market conditions, and shall not be a representation by Citigroup Global Markets Inc. that any instrument can be purchased or sold at such prices (or at all).

Notwithstanding the above, Citigroup Global Markets Inc. may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. Consequently, there may be no market for the securities and investors should not assume that such a market will exist. Accordingly, an investor must be prepared to hold the securities until the maturity date. Where a market does exist, to the extent that an investor wants to sell the securities, the price may, or may not, be at a discount from the stated principal amount.

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The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment.  First, the basket components are all issued by companies that are involved in the production, refining or transportation of North American oil and/or natural gas or are significant commercial users of North American oil and/or natural gas.  Therefore, they will all be subject to certain common risks.  Second, the securities are subject to the credit risk of Citigroup Inc.  No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations under the terms of the securities.

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The basket components may offset each other.  The performances of the basket components may not correlate with each other.  If one or more of the basket components appreciates, the other basket components may not appreciate as much or may even depreciate.  In such event, the appreciation of one or more of the basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the price of the other basket components.  Although the basket components will be subject to certain common risks, they operate in a variety of sectors and regions (including outside North America) and will be subject to risks that affect those different sectors and regions, as well as idiosyncratic risks particular to each issuer.

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The basket components may be highly correlated in decline.  The performances of the basket components may become highly correlated during periods of declining prices.  This may occur because of events that have broad effects on markets generally, or on the sectors in which the basket components operate specifically.  All of the basket components are issued by companies that are involved in the production, refining or transportation of North American oil and/or natural gas or are significant commercial users of North American oil and/or natural gas.  If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of any other basket component and, in fact, each basket component will contribute to an overall decline in the level of the basket.

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The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or other relevant factors, the price, if any, at which Citigroup Global Markets Inc. may be willing to purchase the securities in secondary market transactions will likely be lower than the issue price because the issue price includes, and secondary market prices are likely to exclude, underwriting fees and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. Any secondary market price is also likely to be reduced by the costs of unwinding the related hedging transactions.  Any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets Inc. as a result of dealer discounts, mark-ups or other transaction costs.

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Your payment at maturity depends on the closing prices of the basket components on a single day. Because your payment at maturity depends solely on the closing prices of the basket components on the valuation date, you are subject to the risk that the closing prices of the basket components on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components, or if the payment at maturity were based on an average of the closing prices of the basket components throughout the term of the securities, you might have achieved better returns.

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The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on a number of factors, including the price and volatility of the basket components, the correlation among the basket components, dividend yields on the basket components, interest rates generally, the time remaining to

April 2013	PS-6

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

maturity and our creditworthiness. You should understand that the value of your securities at any time prior to maturity may be significantly less than the stated principal amount.

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Even if an issuer of a basket component pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement.  In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on a basket component unless the amount of the dividend per share of that basket component, together with any other dividends paid in the same quarter, exceeds the dividend paid per share of that basket component in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of that basket component on the date of declaration of the dividend.  Any dividend will reduce the closing price of the shares of that basket component by the amount of the dividend per share of that basket component.  If the issuer of a basket component pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected.  See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

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Our offering of the securities is not a recommendation of the basket or the economic sectors in which the basket components operate.  The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or those sectors is likely to achieve favorable returns.  In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the basket components or in instruments related to the basket components, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket.  These and other activities of our affiliates may adversely affect the price of the basket components and may have a negative impact on your interests as a holder of the securities.

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The prices of the basket components may be adversely affected by our or our affiliates’ hedging and other trading activities.  We have hedged our obligations under the securities through affiliated or unaffiliated counterparties, who may continue to take positions directly in the basket components or in instruments related to the basket components.  Our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers.  These activities could affect the prices of the basket components in a way that negatively affects the value of the securities.  They could also result in substantial returns for us or our affiliates while the value of the securities declines.

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We may have economic interests that are adverse to yours as a result of our affiliates’ business activities.  Our affiliates may currently or from time to time engage in business with the issuers of the basket components, including extending loans to, making equity investments in or providing advisory services to those issuers.  In the course of this business, our affiliates may acquire non-public information about those issuers, which we will not disclose to you.  Moreover, if any of our affiliates is or becomes a creditor of any of those issuers, they may exercise any remedies against that issuer that are available to them without regard to your interests.

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An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the prices of the basket components.  For example, we will not make any adjustment for ordinary dividends, extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the basket components.  Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event.  Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the basket components would not.

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If any basket component is delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount.  If we exercise this call right, you will receive the amount described under "Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Delisting of Company Shares" in the accompanying product supplement.  This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

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The securities may become linked to shares of an issuer other than the issuer of the original basket component upon the occurrence of a reorganization event or upon the delisting of a basket component. For example, if the issuer of a basket component enters into a merger agreement that provides for holders of its common stock to receive stock of another entity, the stock of such other entity will become the common stock represented by the basket component for all purposes of the securities upon consummation of the merger.  Additionally, if a basket component is delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares representing the common stock of another issuer to be a successor basket component.  See "Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Delisting of Company Shares" in the accompanying product supplement.

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The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, corporate events with respect to the issuers of the basket components that may require a dilution adjustment or the delisting of a basket component, Citigroup Global Markets Inc., as calculation agent, will be required to make certain judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

April 2013	PS-7

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

■
The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.  As described below under “United States Federal Tax Considerations,” in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.  You should read carefully the discussion under "United States Federal Tax Considerations" and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the date of this pricing supplement.  The graph below sets forth the hypothetical historical daily closing levels of the basket for the period from May 1, 2012 to April 30, 2013, assuming that the basket was created on May 1, 2012 with a closing level of 100 on that date and that each basket component has a multiplier equal to (100 × 10%) divided by the closing price of that basket component on May 1, 2012.  May 1, 2012 is the earliest date on which historical information for all ten of the basket components is available.  Any historical trend in the closing level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

The Basket Components

The information set forth below about the issuer of each basket component has been obtained from publicly available sources, without independent verification. Each basket component is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the SEC. Information filed by the issuer of each basket component with the SEC can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by each of these issuers can be located by reference to its SEC file number provided below. In addition, information regarding each of these issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This pricing supplement relates only to the securities offered hereby and does not relate to the basket components. We have derived all disclosures contained in this pricing supplement regarding the issuers of the basket components from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither Citigroup Inc. nor Citigroup Global Markets Inc. has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the basket components, such publicly available documents or any other publicly

April 2013	PS-8

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

available information regarding those issuers.

The securities represent obligations of Citigroup only. The issuers of the basket components are not involved in any way in this offering and have no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket components or the basket.

LyondellBasell Industries N.V.

According to its publicly available filings, LyondellBasell Industries N.V., which we refer to as LyondellBasell, is a global, independent company that manufactures plastics, chemicals and fuels. Information provided to or filed with the SEC by LyondellBasell pursuant to the Exchange Act can be located by reference to the SEC file number 001-34726.

Historical Information Regarding the Ordinary Shares of LyondellBasell

The graph below shows the closing price of the ordinary shares of LyondellBasell for each day such price was available from October 14, 2010 to April 30, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices shown below as an indication of future performance.

Ordinary Shares of LyondellBasell Industries, N.V.	High ($)	Low ($)	Dividends ($)
2010
Fourth Quarter (beginning October 14, 2010)	34.40	26.00	0.00
2011
First Quarter	40.90	34.56	0.00
Second Quarter	45.62	36.56	0.10
Third Quarter	41.23	24.43	0.20
Fourth Quarter	36.08	24.10	0.25
2012
First Quarter	46.01	33.47	0.25
Second Quarter	45.73	36.76	0.40
Third Quarter	53.42	39.62	0.40
Fourth Quarter	57.09	45.41	0.40
2013
First Quarter	65.42	56.84	0.40
Second Quarter (through April 30, 2013)	61.75	55.51	n/a

April 2013	PS-9

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

The closing price of the ordinary shares of LyondellBasell on April 30, 2013 was $60.70.  We make no representation as to the amount of dividends, if any, that may be paid on those shares in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends that may be payable on those shares.

CF Industries Holdings, Inc.

According to its publicly available filings, CF Industries Holdings, Inc., which we refer to as CF Industries, is a manufacturer and distributor of nitrogen and phosphate fertilizer products. Information provided to or filed with the SEC by CF Industries pursuant to the Exchange Act can be located by reference to the SEC file number 001-32597.

Historical Information Regarding the Common Stock of CF Industries

The graph below shows the closing price of shares of common stock of CF Industries for each day such price was available from January 2, 2008 to April 30, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices shown below as an indication of future performance.

Common Stock of CF Industries Holdings, Inc.	High ($)	Low ($)	Dividends ($)
2008
First Quarter	130.99	90.25	0.10
Second Quarter	169.62	105.89	0.10
Third Quarter	166.61	83.93	0.10
Fourth Quarter	88.64	39.38	0.10
2009
First Quarter	74.00	44.25	0.10
Second Quarter	83.06	66.20	0.10
Third Quarter	90.19	69.62	0.10
Fourth Quarter	94.95	78.48	0.10
2010
First Quarter	108.23	90.03	0.10
Second Quarter	92.90	58.56	0.10
Third Quarter	101.69	65.49	0.10
Fourth Quarter	136.67	94.11	0.10
2011
First Quarter	152.02	122.56	0.10
Second Quarter	155.19	129.25	0.10
Third Quarter	189.78	123.39	0.40
Fourth Quarter	176.42	120.98	0.40

April 2013	PS-10

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

Common Stock of CF Industries Holdings, Inc.	High ($)	Low ($)	Dividends ($)
2012
First Quarter	191.56	153.81	0.40
Second Quarter	200.13	154.25	0.40
Third Quarter	223.69	190.97	0.40
Fourth Quarter	224.51	194.80	0.40
2013
First Quarter	230.49	190.37	0.40
Second Quarter (through April 30, 2013)	191.19	172.83	n/a

The closing price of the shares of common stock of CF Industries on April 30, 2013 was $186.51.  We make no representation as to the amount of dividends, if any, that may be paid on those shares in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends that may be payable on those shares.

Schlumberger N.V. (Schlumberger Limited)

According to its publicly available filings, Schlumberger N.V. (Schlumberger Limited), which we refer to as Schlumberger, is a supplier of technology and project management resources for international oil and gas exploration and production. Information provided to or filed with the SEC by Schlumberger pursuant to the Exchange Act can be located by reference to the SEC file number 001-04601.

Historical Information Regarding the Common Stock of Schlumberger

The graph below shows the closing price of shares of common stock of Schlumberger for each day such price was available from January 2, 2008 to April 30, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices shown below as an indication of future performance.

Common Stock of Schlumberger N.V. (Schlumberger Limited)	High ($)	Low ($)	Dividends ($)
2008
First Quarter	102.31	74.86	0.1750
Second Quarter	108.42	89.24	0.2100
Third Quarter	109.86	73.75	0.2100
Fourth Quarter	76.87	37.74	0.2100
2009
First Quarter	47.60	35.19	0.2100

April 2013	PS-11

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

Common Stock of Schlumberger N.V. (Schlumberger Limited)	High ($)	Low ($)	Dividends ($)
Second Quarter	62.18	41.10	0.2100
Third Quarter	62.41	49.20	0.2100
Fourth Quarter	70.76	56.83	0.2100
2010
First Quarter	71.29	60.76	0.2100
Second Quarter	73.15	51.75	0.2100
Third Quarter	63.26	53.33	0.2100
Fourth Quarter	83.63	61.20	0.2100
2011
First Quarter	95.04	80.53	0.2100
Second Quarter	93.70	80.64	0.2500
Third Quarter	94.70	59.73	0.2500
Fourth Quarter	77.15	57.72	0.2500
2012
First Quarter	80.00	67.64	0.2500
Second Quarter	75.13	59.67	0.2750
Third Quarter	77.60	64.94	0.2750
Fourth Quarter	74.80	67.77	0.2750
2013
First Quarter	81.56	70.92	0.2750
Second Quarter (through April 30, 2013)	77.14	69.95	0.3125

The closing price of the shares of common stock of Schlumberger on April 30, 2013 was $74.43.  We make no representation as to the amount of dividends, if any, that may be paid on those shares in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends that may be payable on those shares.

EOG Resources, Inc.

According to its publicly available filings, EOG Resources, Inc., which we refer to as EOG Resources, together with its subsidiaries, explores for, develops, produces and markets crude oil and natural gas globally. Information provided to or filed with the SEC by EOG Resources pursuant to the Exchange Act can be located by reference to the SEC file number 001-09743.

Historical Information Regarding the Common Stock of EOG Resources

The graph below shows the closing price of shares of common stock of EOG Resources for each day such price was available from January 2, 2008 to April 30, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices shown below as an indication of future performance.

April 2013	PS-12

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

Common Stock of EOG Resources, Inc.	High ($)	Low ($)	Dividends ($)
2008
First Quarter	126.96	82.47	0.0900
Second Quarter	143.41	120.87	0.1200
Third Quarter	131.54	84.39	0.1200
Fourth Quarter	89.74	59.59	0.1350
2009
First Quarter	71.12	45.59	0.1350
Second Quarter	77.62	55.97	0.1450
Third Quarter	84.03	60.58	0.1450
Fourth Quarter	100.58	80.76	0.1450
2010
First Quarter	100.38	88.24	0.1450
Second Quarter	113.72	95.58	0.1550
Third Quarter	106.81	86.62	0.1550
Fourth Quarter	101.33	88.29	0.1550
2011
First Quarter	119.67	92.14	0.1550
Second Quarter	118.39	98.27	0.1600
Third Quarter	106.57	71.01	0.1600
Fourth Quarter	104.89	68.41	0.1600
2012
First Quarter	117.62	101.45	0.1700
Second Quarter	113.56	83.96	0.1700
Third Quarter	117.62	88.94	0.1700
Fourth Quarter	124.37	108.78	0.1700
2013
First Quarter	134.10	121.77	0.1700
Second Quarter (through April 30, 2013)	129.05	113.44	0.1875

The closing price of the shares of common stock of EOG Resources on April 30, 2013 was $121.16  We make no representation as to the amount of dividends, if any, that may be paid on those shares in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends that may be payable on those shares.

Hess Corporation

According to its publicly available filings, Hess Corporation, which we refer to as Hess, explores for, develops, produces, purchases, transports and sells crude oil and natural gas, purchases and trades refined petroleum products, natural gas and electricity, and operates terminals and retail gasoline states. Information provided to or filed with the SEC by Hess pursuant to the Exchange Act can be located by reference to the SEC file number 001-01204.

Historical Information Regarding the Common Stock of Hess

The graph below shows the closing price of shares of common stock of Hess for each day such price was available from January 2, 2008 to April 30, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices shown below as an indication of future performance.

April 2013	PS-13

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

Common Stock of Hess Corporation	High ($)	Low ($)	Dividends ($)
2008
First Quarter	100.69	81.85	0.10
Second Quarter	133.80	92.49	0.10
Third Quarter	126.66	76.11	0.10
Fourth Quarter	80.01	38.45	0.10
2009
First Quarter	66.30	49.99	0.10
Second Quarter	68.04	50.41	0.10
Third Quarter	57.29	47.50	0.10
Fourth Quarter	61.53	51.79	0.10
2010
First Quarter	65.83	57.03	0.10
Second Quarter	65.56	49.69	0.10
Third Quarter	59.12	49.88	0.10
Fourth Quarter	76.54	59.49	0.10
2011
First Quarter	87.03	77.17	0.10
Second Quarter	86.74	68.73	0.10
Third Quarter	75.78	51.48	0.10
Fourth Quarter	65.66	49.46	0.10
2012
First Quarter	67.00	54.99	0.10
Second Quarter	59.55	39.95	0.10
Third Quarter	56.06	42.30	0.10
Fourth Quarter	55.62	48.87	0.10
2013
First Quarter	72.51	53.71	0.10
Second Quarter (through April 30, 2013)	74.14	66.78	n/a

The closing price of the shares of common stock of Hess on April 30, 2013 was $72.18.  We make no representation as to the amount of dividends, if any, that may be paid on those shares in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends that may be payable on those shares.

April 2013	PS-14

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

Marathon Petroleum Corporation

According to its publicly available filings, Marathon Petroleum Corporation, which we refer to as Marathon Petroleum, is a petroleum refiner, marketer and transporter in the United States. Information provided to or filed with the SEC by Marathon Petroleum pursuant to the Exchange Act can be located by reference to the SEC file number 001-35054.

Historical Information Regarding the Common Stock of Marathon Petroleum

The graph below shows the closing price of shares of common stock of Marathon Petroleum for each day such price was available from July 1, 2011 to April 30, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices shown below as an indication of future performance.

Common Stock of Marathon Petroleum Corporation	High ($)	Low ($)	Dividends ($)
2011
Third Quarter	44.97	27.06	0.20
Fourth Quarter	38.92	27.15	0.25
2012
First Quarter	45.21	30.96	0.25
Second Quarter	44.92	34.28	0.25
Third Quarter	55.61	43.43	0.35
Fourth Quarter	63.00	53.05	0.35
2013
First Quarter	91.13	60.25	0.35
Second Quarter (through April 30, 2013)	89.83	76.61	n/a

The closing price of the shares of common stock of Marathon on April 30, 2013 was $78.36.  We make no representation as to the amount of dividends, if any, that may be paid on those shares in the future. In any event, a an investor in the securities, you will not be entitled to receive dividends that may be payable on those shares.

Occidental Petroleum Corporation

According to its publicly available filings, Occidental Petroleum Corporation, which we refer to as Occidental, explores for, develops and produces oil and condensate and liquid gases as well as the manufacture of basic chemicals and vinyls. Information provided to or filed with the SEC by Occidental pursuant to the Exchange Act can be located by reference to the SEC file number 001-09210.

Historical Information Regarding the Common Stock of Occidental

April 2013	PS-15

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

The graph below shows the closing price of shares of common stock of Occidental for each day such price was available from January 2, 2008 to April 30, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices shown below as an indication of future performance.

Common Stock of Occidental Petroleum Corporation	High ($)	Low ($)	Dividends ($)
2008
First Quarter	80.51	64.53	0.25
Second Quarter	97.85	74.88	0.25
Third Quarter	91.44	65.00	0.32
Fourth Quarter	67.42	40.72	0.32
2009
First Quarter	62.16	47.56	0.32
Second Quarter	70.63	54.77	0.32
Third Quarter	79.15	59.57	0.33
Fourth Quarter	84.48	74.33	0.33
2010
First Quarter	84.54	76.01	0.33
Second Quarter	89.99	77.15	0.33
Third Quarter	82.92	72.23	0.38
Fourth Quarter	99.03	78.63	0.38
2011
First Quarter	107.37	93.81	0.38
Second Quarter	115.74	96.89	0.46
Third Quarter	108.08	71.50	0.46
Fourth Quarter	101.29	68.58	0.46
2012
First Quarter	105.46	94.43	0.46
Second Quarter	97.48	77.33	0.54
Third Quarter	91.95	82.65	0.54
Fourth Quarter	86.38	73.59	1.08
2013
First Quarter	88.68	78.01	0.00
Second Quarter (through April 30, 2013)	89.26	78.95	0.64

April 2013	PS-16

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

The closing price of the shares of common stock of Occidental on April 30, 2013 was $89.26.  We make no representation as to the amount of dividends, if any, that may be paid on those shares in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends that may be payable on those shares.

Phillips 66

According to its publicly available filings, Phillips 66 refines, markets and transports crude oil and petroleum products and manufactures and markets petrochemicals and plastics. Information provided to or filed with the SEC by Phillips 66 pursuant to the Exchange Act can be located by reference to the SEC file number 001-35349.

Historical Information Regarding the Common Stock of Phillips 66

The graph below shows the closing price of shares of common stock of Phillips 66 for each day such price was available from May 1, 2012 to April 30, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices shown below as an indication of future performance.

Common Stock of Phillips 66	High ($)	Low ($)	Dividends ($)
2012
Second Quarter (beginning May 1, 2012)	34.90	29.35	0.0000
Third Quarter	46.82	32.68	0.2000
Fourth Quarter	53.58	43.92	0.2500
2013
First Quarter	69.97	50.58	0.3125
Second Quarter (through April 30, 2013)	69.36	57.23	n/a

The closing price of the shares of common stock of Phillips 66 on April 30, 2013 was $60.95.  We make no representation as to the amount of dividends, if any, that may be paid on those shares in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends that may be payable on those shares.

Valero Energy Corporation

According to its publicly available filings, Valero Energy Corporation, which we refer to as Valero, owns petroleum and ethanol refineries that produce conventional gasolines, distillates, jet fuel and other products. Information provided to or filed with the SEC by Valero pursuant to the Exchange Act can be located by reference to the SEC file number 001-13175.

April 2013	PS-17

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

Historical Information Regarding the Common Stock of Valero

The graph below shows the closing price of shares of common stock of Valero for each day such price was available from January 2, 2008 to April 30, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices shown below as an indication of future performance.

Common Stock of Valero Energy Corporation	High ($)	Low ($)	Dividends ($)
2008
First Quarter	69.45	46.69	0.120
Second Quarter	53.50	39.96	0.150
Third Quarter	40.38	29.98	0.150
Fourth Quarter	29.28	14.05	0.150
2009
First Quarter	25.85	16.24	0.150
Second Quarter	23.30	16.03	0.150
Third Quarter	20.50	15.57	0.150
Fourth Quarter	20.67	15.89	0.150
2010
First Quarter	20.69	17.45	0.050
Second Quarter	21.37	16.36	0.050
Third Quarter	18.31	15.65	0.050
Fourth Quarter	23.35	17.25	0.050
2011
First Quarter	30.73	23.19	0.050
Second Quarter	30.50	23.18	0.050
Third Quarter	26.89	17.78	0.050
Fourth Quarter	26.70	17.17	0.150
2012
First Quarter	28.56	19.61	0.150
Second Quarter	26.33	20.37	0.150
Third Quarter	33.75	23.64	0.175
Fourth Quarter	34.38	28.20	0.175
2013
First Quarter	48.51	34.35	0.200
Second Quarter (through April 30, 2013)	44.97	38.24	n/a

April 2013	PS-18

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

The closing price of the shares of common stock of Valero on April 30, 2013 was $40.32.  We make no representation as to the amount of dividends, if any, that may be paid on those shares in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends that may be payable on those shares.

Halliburton Company

According to its publicly available filings, Halliburton Company, which we refer to as Halliburton, provides products and services to the energy industry related to the exploration, development and production of oil and natural gas. Information provided to or filed with the SEC by Halliburton pursuant to the Exchange Act can be located by reference to the SEC file number 001-03492.

Historical Information Regarding the Common Stock of Halliburton

The graph below shows the closing price of shares of common stock of Halliburton for each day such price was available from January 2, 2008 to April 30, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices shown below as an indication of future performance.

Common Stock of Halliburton Company	High ($)	Low ($)	Dividends ($)
2008
First Quarter	39.33	31.75	0.090
Second Quarter	53.07	39.42	0.090
Third Quarter	53.91	30.29	0.090
Fourth Quarter	30.32	13.46	0.090
2009
First Quarter	21.16	14.78	0.090
Second Quarter	24.33	15.55	0.090
Third Quarter	28.32	18.72	0.090
Fourth Quarter	31.75	25.74	0.090
2010
First Quarter	34.60	28.10	0.090
Second Quarter	34.96	21.15	0.090
Third Quarter	33.40	24.98	0.090
Fourth Quarter	41.15	31.40	0.090
2011
First Quarter	49.84	38.17	0.090
Second Quarter	51.00	45.33	0.090
Third Quarter	57.27	30.52	0.090

April 2013	PS-19

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

Common Stock of Halliburton Company	High ($)	Low ($)	Dividends ($)
Fourth Quarter	39.13	28.68	0.090
2012
First Quarter	38.51	32.48	0.090
Second Quarter	35.03	26.70	0.090
Third Quarter	37.44	28.36	0.090
Fourth Quarter	35.65	29.95	0.090
2013
First Quarter	43.32	35.71	0.125
Second Quarter (through April 30, 2013)	42.77	37.21	n/a

The closing price of the shares of common stock of Halliburton on April 30, 2013 was $42.77.  We make no representation as to the amount of dividends, if any, that may be paid on those shares in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends that may be payable on those shares.

United States Federal Tax Considerations

You should read carefully the discussion under "United States Federal Tax Considerations" and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing the securities, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.  There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•
Upon a sale or exchange of the securities, or retirement of the securities at maturity, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the securities.  Such gain or loss should be long-term capital gain or loss if you held the securities for more than one year.

Subject to the discussion in the accompanying product supplement regarding Section 871(m) of the Internal Revenue Code, under current law, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you with respect to the securities provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

You should read the section entitled "United States Federal Tax Considerations" in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

April 2013	PS-20

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

Supplemental Plan of Distribution

Citigroup Global Markets Inc., an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.30 for each security sold in this offering.  From this underwriting fee, Citigroup Global Markets Inc. will pay selected dealers, including its affiliate Morgan Stanley Smith Barney LLC, and their financial advisors collectively a fixed selling concession of $0.30 for each security they sell.

Citigroup Global Markets Inc. is an affiliate of ours.  Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority.  Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in each of the accompanying product supplement and prospectus supplement and “Plan of Distribution” in the accompanying prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities.  We have hedged our obligations under the securities through an affiliate of Citigroup Global Markets Inc. and us or through unaffiliated counterparties, and our counterparties may profit from such hedging activity even if the value of the securities declines.  This hedging activity could affect the closing prices of the basket components and, therefore, the value of and your return on the securities.  For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Certain Additional Selling Restrictions

Chile.  The securities are being offered as of the date hereof solely to Qualified Investors (Inversionistas Calificados) pursuant to the private placement exemption provided by General Rule No. 306 of the Superintendencia de Valores Y Seguros (the “SVS”). The offering of the securities has not been and will not be registered with the Chilean Securities Registry or the Registry of Foreign Securities of the SVS and, therefore, the securities are not subject to oversight by the SVS and may not be sold publicly in Chile. The issuer of the securities is not obligated to make information available publicly in Chile regarding the securities.

Peru.  The information contained in this pricing supplement has not been reviewed by the Superintendencia del Mercado de Valores (Peruvian Securities Market Superintendency or SMV; formerly, the Comisión Nacional Supervisora de Empresas y Valores or CONASEV). Neither the Regulations for Initial Offers and Sale of Securities (CONASEV Resolution 141-98-EF/94.10) nor the obligations regarding the information applicable to securities registered with the Registro Público del Mercado de Valores (Peruvian Stock Market Public Registry) apply to this private offering.

Uruguay.  In Uruguay, the securities are being placed relying on a private placement (“oferta privada”) pursuant to section 2 of law 18.627, as amended. The securities are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay.

Contact

Clients of Morgan Stanley Wealth Management may contact their local Morgan Stanley branch office or the Morgan Stanley principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 762-9666). All other clients may contact their local brokerage representative.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Citigroup Inc., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinion set forth below of Michael J. Tarpley, Associate General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated January 17, 2013, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on January 17, 2013, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of the trustee and that none of the terms of the securities, nor the issuance and delivery of the securities, nor the compliance by Citigroup Inc. with the terms of the securities, will result in a violation of any provision of any

April 2013	PS-21

Citigroup Inc.
233,100 Trigger PLUS Based on a Basket of Equities Due May 4, 2016

instrument or agreement then binding upon Citigroup Inc. or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Inc.

In the opinion of Michael J. Tarpley, Associate General Counsel—Capital Markets of Citigroup Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed, and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Inc., and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Michael J. Tarpley, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Trigger Performance Leveraged Upside SecuritiesSM and PLUSSM are service marks of Morgan Stanley, used under license.

© 2013 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

April 2013	PS-22